Exhibit 99.1

China Clean Energy Inc.

Contact: China Clean Energy Inc. William Chen, CFO Email: william.chen@chinacleanenergyinc.com Website: http://www.chinacleanenergyinc.com	CCG Investor Relations Inc. David Rudnick, Account Manager Telephone: +1(646) 626-4172 Email: david.rudnick@ccgir.com

For Immediate Release

China Clean Energy Announces First Quarter 2011 Financial Results

Fuqing City, China – May 16, 2011 - China Clean Energy Inc. (OTC QB: CCGY) (“China Clean Energy” or the “Company”), a producer of biodiesel fuel and environmentally-friendly specialty-chemical products made from renewable resources, today reported its financial results for the quarter ended March 31, 2011.

First Quarter 2011 Highlights

•	Revenue totaled $19.0 million, up 77% from $10.7 million for the first quarter in 2010
•	Gross profit totaled $4.3 million, up 192% from $1.5 million in the first quarter of 2010
•	Gross margin was 22.9%, compared to 13.8% in the same period in 2010
•	Operating income was $3.6 million, up 260% from $1.0 million in the first quarter 2010
•	Net income was $2.9 million or $0.09 per fully-diluted share, compared to net income of $0.3 million or $0.01 per fully-diluted share in the first quarter 2010
•
Adjusted net income (Non-GAAP) was $2.7 million, or $0.09 per fully-diluted share for the first quarter of 2011, compared to $0.8 million or $0.03 per fully- diluted share in the comparable period of 2009. A table reconciling adjusted net-income, a non-GAAP measure, to its nearest GAAP measure is available elsewhere in this release.

“We are delighted to report another quarter of strong performance, as we continue to establish ourselves as a unique, renewable resources-based leader in the biodiesel and specialty chemicals sectors,” said Mr. Tai-ming Ou, China Clean Energy's Chairman and CEO. “As we look to the future, we expect to continue to grow our operating results as we benefit from increased capacity attributable to our Jiangyin plant, improved product quality and an even greater migration to our premium, higher margin products.”

First Quarter 2011 Results

China Clean Energy’s net revenue in the first quarter of 2011 was $19.0 million, up 77% from the first quarter of 2010. The increase in revenue was driven by the substantial increase in specialty chemicals sales. The Company added over 70 new customers in 2010 which helped spur a 60% increase in sales volume to 9,648 tons.  In addition, the average selling price of specialty chemicals rose 22% year-over-year to RMB 11,441 per ton. Biodiesel sales volume was 2,678 tons in the first quarter of 2011, down 39% from 4,391 tons in the first quarter of 2010. Biodiesel average selling price was RMB 5,352 in the first quarter of 2011, up 15% from the first quarter of 2010. Specialty chemicals and biodiesel represented 89% and 11% of total revenue in the quarter, respectively. The comparatives for last year were 73% and 27%, respectively.

Gross profit in the first quarter of 2011 was $4.3 million, up 192% from the first quarter of 2010. Gross margin was 22.9% in the first quarter, up from 13.8% in the same period of 2010. The improvement in gross margin is due to specialty chemicals representing a larger proportion of total company sales this year with its higher margin product mix. In particular, purity dimer acids and high-performance hot melt adhesives accounted for 5.9% of revenue in the quarter, while neither of which were sold in the same quarter of 2010. Gross margins for purity dimer acids and high-performance hot melt adhesives were 41.2% and 51.1%, respectively.  Specialty chemicals’ first quarter gross margins were 24.9%, compared to 12.2% for biodiesel products. This compares to margins of 16.7% for specialty chemicals and 7.3% for biodiesel in the year-ago quarter.

Operating expenses in the first quarter of 2011 were $780,910, up 57% from $496,228 in the first quarter of 2010. Operating expenses increased at a lower rate than top-line revenue growth resulting in an expansion of operating margins to 18.8% in the first quarter compared to 9.2% in the comparable year-ago quarter. R&D increased by 272% in the current quarter relative to the comparable year-ago quarter as a result of higher spending on quality control tests and inspections due to first quarter’s higher sales volume.  Operating income in the first quarter of 2011 reached $3.6 million, up from approximately $1.0 million for the comparable period of 2010.

Net income for the first quarter of 2011 was $2.9 million or $0.09 per fully-diluted share, compared to net income of $0.4 million, or $0.01 per fully-diluted share in the first quarter of 2010. Net income for the first quarter includes a $190,737 non-cash expense for employee stock-based compensation and a $424,685 non-cash income to reflect the fair value of warrant liability.

Adjusted net income, excluding above non-cash charges, was $2.7 million or $0.09 per fully-diluted share for the first quarter of 2011, compared to $0.8 million or $0.03 per fully-diluted share in the comparable period of 2010. A table reconciling adjusted net-income to its nearest GAAP measure is available elsewhere in this release.

Financial Condition

As of March 31, 2011, China Clean Energy had $17.7 million in cash, up from $13.7 million as of December 31, 2010.  The Company also had approximately $18.5 million in working capital and $6.0 million of bank debt. Stockholders' equity as of March 31, 2011 stood at $42.7 million, or approximately $1.36 per share.

Business Outlook

“The demand for specialty chemicals continues to be strong in China, driven by consumer demand for both everyday and more sophisticated products. China is a rapidly growing specialty chemicals market, second only in size to that of the U.S. In addition, biodiesel continues to be an early-mover, relatively clean energy alternative to imported oil. China Clean Energy is well-positioned in both segments to capitalize upon their strong trends,” stated Mr. Tai-ming Ou, China Clean Energy’s Chairman and CEO. “We are seeking to acquire an upstream feedstock supplier in the second half or 2011 to secure supply and expand our gross margins. Our raw materials sourcing sets us apart as we use renewable resources to produce our specialty chemicals and biodiesel unlike other industry participants who use depleting commodities such as oil, natural gas or coal. We expect to be able to finance an eventual transaction with cash on hand as well as cash flow from operations.”

“Our increased production capacity as well as our new facility’s geographical positioning will continue to promote strong operating results. We plan to continue to deliver positive results in the quarters ahead. We reiterate our guidance for 2011, and expect revenue and operating income in 2011 to be approximately $75 million and $14 million, respectively. We would also expect to see adjusted earnings reach $0.36 per fully-diluted share in 2011,” concluded Mr. Ou.

Conference Call

China Clean Energy will hold its first quarter 2011 conference call at 10:00 a.m. Eastern Time on Monday, May 16, 2011 to discuss its results. To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: +1 (866) 759-2078. International callers should dial +1 (706) 643-0585. When prompted by the operator, mention conference passcode 65167970. If you are unable to participate in the call at this time, a replay will be available for 14 days starting on May 16, 2011, at 13:00 p.m. eastern time. To access the replay, please dial +1 (800) 642-1687, international callers dial +1 (706) 645-9291, and enter the pass code 65167970.

About China Clean Energy

China Clean Energy, through its wholly-owned subsidiaries, Fujian Zhongde Technology Co., Ltd. and Fujian Zhongde Energy Co., Ltd, is engaged in the development, manufacturing, and distribution of biodiesel and specialty chemical products made from renewable resources. For additional information please visit: http://www.chinacleanenergyinc.com

Safe Harbor Statement

This announcement contains forward-looking statements. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the effectiveness, profitability, and the marketability of the Company's products; the future trading of the common stock of the Company; the ability of the Company to capitalize on its expanded production capacity; the period of time for which its current liquidity will enable the Company to fund its operations; the Company's ability to protect its proprietary information; general economic and business conditions; the volatility of the Company's operating results and financial condition; the Company's ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed in the Company's filings with the Securities and Exchange Commission. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the Company and the industry. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward looking statements are reasonable, it cannot assure you that the Company's expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.

--FINANCIAL TABLES FOLLOW—

CHINA CLEAN ENERGY INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME (LOSS)

	Three months ended March 31,
	2011	2010

REVENUES	$18,978,240	$10,737,691
Less: cost of goods sold	14,633,342	9,251,495
GROSS PROFIT	4,344,898	1,486,196

OPERATING EXPENSES
Selling and marketing	178,845	54,046
General and administrative	565,194	432,280
Research and development	36,871	9,902
Total operating expenses	780,910	496,228

INCOME (LOSS) FROM OPERATIONS	3,563,988	989,968

OTHER INCOME (EXPENSE)
Interest income (expense), net	(98,176)	(57,462)
Other income (expense)	2,051	117
Change in fair value of warrant liabilities	424,658	(357,357)
Total other income (expenses)	328,533	(414,702)

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	3,892,521	575,266

PROVISION FOR INCOME TAXES	950,986	225,094

NET INCOME (LOSS)	2,941,535	350,172

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment		(983)

COMPREHENSIVE INCOME (LOSS)	$2,941,535	$349,189

BASIC AND DILUTED EARNINGS (LOSS) PER SHARE
Weighted average number of shares	31,512,269	31,512,269
Earnings per share	$0.09	$0.01

The accompanying notes are an integral of these consolidated financial statements

CHINA CLEAN ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED NET INCOME TO NET INCOME

The management of China Clean Energy uses non-GAAP adjusted net earnings to measure the performance of the Company’s business internally by excluding non-recurring items as well as non-cash charges related to the warrants issued in connection with the Company’s 2009 Private Placement offering. The Company’s management believes that these non-GAAP adjusted financial measures allow the management to focus on managing business operating performance because these measures reflect the essential operating activities of China Clean Energy and provide a consistent method of comparison to historical periods. The Company believes that providing the non-GAAP measures - which management uses internally - to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand the Company’s financial performance in comparison to historical periods without variation of non-recurring items and non-operating related charges. In addition, it allows investors to better evaluate the Company's performance using the same methodology and information as those used by the management. Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. However, the management of China Clean Energy compensates for these limitations by providing the relevant disclosure of the items excluded.

The following table provides the non-GAAP financial measure and a reconciliation of the non-GAAP measure to the GAAP net income.

	Three months ended March 31,
	2011	2010

Net Income (Loss)	$2,941,562	$350,172
Add back (Deduct):
Change in fair value of warrant	$(424,685)	$357,357
Stock-based compensation	$190,737	$106,315
Impairment loss on assets held for sale	-
Adjusted Net Income	$2,707,614	$813,844

Diluted EPS	$0.09	$0.01
Add back (Deduct):
Change in fair value of warrant	$(0.01)	$0.01
Stock-based compensation	$0.01	$0.00
Adjusted EPS	$0.09	$0.03

CHINA CLEAN ENERGY INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

ASSETS
	March 31,	December 31,
	2011	2010

CURRENT ASSETS
Cash and cash equivalents	$17,725,337	$13,648,437
Resticted cash	292,270	443,647
Accounts receivable, net of allowance for doubtful accounts of $19,818and $29,665	3,258,064	4,080,424
Other current assets	5,831	9,332
Deferred tax assets	109,147	104,246
Tax Receivable	2,468	63,865
Inventories, net	2,823,926	2,126,375
Advances for inventory purchases	684,474	1,031,401
Total current assets	24,901,517	21,507,727

Plant and Equipment, net	25,309,910	25,656,929
Machinery and equipment held for sale	104,907	108,458
INTANGIBLE ASSETS, NET	4,794,094	4,812,693
TOTAL ASSETS	$55,110,428	$52,085,807

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$1,959,471	$1,400,188
Accrued liabilities	142,008	227,991
Customer deposits	350,060	650,017
Taxes payable	1,189,929	1,526,033
Banker acceptances	974,232	1,494,878
Bank loan payable - current portion	6,014,111	1,025,835
Total current liabilities	10,629,811	6,324,942

Warrant liabilities	1,767,694	2,192,352
Long-term bank loans - net of current portion	-	4,234,720

COMMITMENTS AND CONTINGENCIES

Total liabilities	12,397,505	12,752,014

SHAREHOLDERS' EQUITY
Preferred stock, par value $0.001 per share, authorized 10,000,000 shares, no shares issued and outstanding as of March 31, 2010 and December 31, 2009, respectively	-	-
Common stock, par value $0.001 per share, authorized 90,000,000 shares, 31,512,269 shares issued and outstanding as of March 31, 2010 and December 31, 2009, respectively	31,512	31,512
Additional paid-in capital	12,898,797	12,708,060
Statutory reserves	2,424,309	2,424,309
Retained earnings	22,924,230	19,982,696
Accumulated other comprehensive income	4,434,075	4,187,216
Total shareholders' equity	42,712,923	39,333,793

Total liabilities and shareholders' equity	$55,110,428	$52,085,807

The accompanying notes are an integral of these consolidated financial statements

CHINA CLEAN ENERGY INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the three months ended
	March 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$2,941,535	$350,172
Adjusted to reconcile net income (loss) to cash provided by operating activities:
Depreciation	509,810	363,810
Recovery of allowance for doubtful accounts	(9,847)	(24,228)
Amortization of intangible assets	49,142	107,739
Stock-based compensation expense	190,737	106,315
Change in fair value of warrants libility	(424,658)	357,357
Deferred tax benefit	(661)	198
Changes in operating assets and liabilities
Accounts receivable	832,207	(907,277)
Inventories	(697,551)	(2,921,549)
Other assets	3,501	-
Advances for inventory purchases	346,927	(510,098)
Accounts payable	559,283	1,710,875
Accrued liabilities	(102,036)	(78,885)
Customer deposits	(299,957)	69,034
Taxes payables	(336,104)	190,440
Taxes receivable	61,397	(335,908)
Net cash provided by operating activities	3,623,725	(1,522,005)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	-	(105,701)
Addition to intangibles	-	(42,198)
Net cash used in investing activities	-	(147,899)

CASH FLOWS FROM FINANCING ACTIVITIES
Restricted cash	151,377	-
Proceeds from bank loans	26,880	4,827,240
Payments on bankers acceptances	(504,593)	-
Payments on bank loans	(1,015,430)	(1,910,460)
Proceed from short-term bank loans	1,742,106	-
Net cash provided by financing activities	400,340	2,916,780

EFFECT OF EXCHANGE RATE ON CASH	52,835	(96,529)

INCREASE IN CASH AND CASH EQUIVALENTS	4,076,900	1,150,347
CASH AND CASH EQUIVALENTS, beginning of year	13,648,437	4,154,814
CASH AND CASH EQUIVALENTS, end of year	$17,725,337	5,305,161

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$99,548	$55,773
Income taxes	$1,030,053	$68,675

The accompanying notes are an integral part of these consolidated financial statements
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